CONSULTING AGREEMENT

This Consulting Agreement ("Agreement") is entered into as of the 29th day of September, 2009 (the “Effective Date”) by and between Brand Neue Corp. (the “Company”), and John J. Ryan III (“Consultant”).

WHEREAS, the Company desires to engage Consultant to provide certain services as set forth on Schedule A attached hereto and as specified from time to time by the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions contained herein, the parties hereto agree as follows:

1.  Engagement.  The Company hereby engages Consultant to perform, those duties set forth on Schedule A attached hereto and such other duties as may be requested from time to time by the Board of Directors of the Company. Consultant hereby accepts such engagement upon the terms and subject to conditions set forth in this Agreement.

2.  Compensation.  For the services rendered by Consultant under this Agreement, the Company shall pay to Consultant the compensation specified on Schedule A, subject to the terms and conditions set forth in this Agreement.

3.  Term and Survivability.  The term of this Agreement shall be for one (1) year from the Effective Date and shall automatically renew for subsequent one (1) year periods on each anniversary of the Effective Date unless terminated by either party by delivering written notice to the other party prior to thirty (30) days of the anniversary of the Effective Date.  In addition, this Agreement may be terminated if either party materially fails to perform or comply with this Agreement or any material provision hereof. Termination shall be effective thirty (30) days after notice of such material failure to perform or comply with this Agreement or any material provision hereof to the defaulting party if the defaults have not been cured within such thirty (30) day period.

4.  Costs and Expenses of Consultant’s Performance.  Except as set forth on Schedule A, all costs and expenses of Consultant’s performance hereunder shall be borne by the Consultant.

5.  Taxes.  As an independent contractor, Consultant acknowledges and agrees that it is solely responsible for the payment of any taxes and/or assessments imposed on account of the payment of compensation to, or the performance of services by Consultant pursuant to this Agreement, including, without limitation, any unemployment insurance tax, federal and state income taxes, federal Social Security (FICA) payments, and state disability insurance taxes.

6.  Confidentiality.  Consultant agrees that Consultant will not, except when required by applicable law or order of a court, during the term of this Agreement or thereafter, disclose directly or indirectly to any person or entity, or copy, reproduce or use, any Trade Secrets (as defined below) or Confidential Information (as defined below) or other information treated as confidential by the Company known, learned or acquired by the Consultant during the period of the Consultant's engagement by the Company.  For purposes of this Agreement, "Confidential Information" shall mean any and all Trade Secrets, knowledge, data or know-how of the Company, and any nonpublic technical, training, financial and/or business information treated as confidential by the, whether or not such information, knowledge, Trade Secret or data was conceived, originated, discovered or developed by Consultant hereunder.  For purposes of this Agreement, "Trade Secrets" shall include, without limitation, any formula, concept, pattern, processes, designs, device, software, systems, list of customers, training manuals, marketing or sales or service plans, business plans, marketing plans, financial information, or compilation of information which is used in the Company's business.  Any information of the Company which is not readily available to the public shall be considered to be a Trade Secret unless the Company advises Consultant in writing otherwise.

7.    Return of the Company’s Proprietary Materials.  Consultant agrees to deliver promptly to the Company on termination of this Agreement for whatever reason, or at any time the Company may so reasonably request, all Confidential Information belonging to the Company.

8.   Works Made For Hire.  Consultant acknowledges and agrees that the Company shall have all right, title and interest in, among other items, all research information and all documentation or manuals related thereto that Consultant develops or prepares for the Company during the period of Consultant's engagement by the Company and that such work by Consultant shall be work made for hire and that the Company shall be the sole author thereof for all purposes under applicable copyright and other intellectual property laws.

9.  Independent Contractor.  Consultant shall not be deemed to be an employee or agent of the Company for any purpose whatsoever. Consultant shall have the sole and exclusive control over its employees, consultants or independent contractors who provide services to the Company, and over the labor and employee relations policies and policies relating to wages, hours, working conditions or other conditions of its employees, consultants or independent contractors.

10. Governing Law.  This Agreement shall be governed, construed and interpreted in accordance with the internal laws of the State of Nevada.

11.  Entire Agreement: Modifications and Amendments.  The terms of this Agreement are intended by the parties as a final expression of their agreement with respect-to such terms as are included in this Agreement and may not be contradicted by evidence of any prior or contemporaneous agreement. The Schedule A referred to in this Agreement is incorporated into this Agreement by this reference. This Agreement may not be modified, changed or supplemented, nor may any obligations hereunder be waived or extensions of time for performance granted, except by written instrument signed by the parties or by their agents duly authorized in writing or as otherwise expressly permitted herein.

12. Prohibition of Assignment.  This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by Consultant without the prior written consent of the Company. Any assignment of rights or delegation of duties or obligations hereunder made without such prior written consent shall be void and of no effect.

13.  Binding Effect: Successors and Assignment.  This Agreement and the provisions hereof shall be binding upon each of the parties, their successors and permitted assigns.

14.  Validity.  This Agreement is intended to be valid and enforceable in accordance with its terms to the fullest extent permitted by law. If any provision of this Agreement is found to be invalid or unenforceable by any court of competent Jurisdiction, the invalidity or unenforceability of such provision shall not affect the validity or enforceability of all the remaining provisions hereof.

15. Indemnification.  The Company shall indemnify, defend and hold harmless Consultant from and against any and all liability, loss, damage, expense, claims or suits arising out of: (i) Company’s breach of this Agreement, including any representations warranty contained herein; or (ii) the Services provided by Consultant, provided such claim does not in any manner arise from Consultant’s grossly negligent or willful act or omission. Additionally, if the Company purchases a Director’s and Officer’s policy for the Company, the Consultant shall be covered under any such policy at such time of purchase.  The purchase of such a policy will be made at the company’s sole discretion.  The Company will provide evidence of coverage to the Consultant if purchased by the Company.

16.  Notices.  All notices and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed duly given if delivered personally or by telecopy or mailed by registered or certified mail (return receipt requested) or by Federal Express or other similar courier service to the parties at the following addresses or (at such other address for the party as shall be specified by like notice)

(i)  If to the Company:
Brand Neue Corp.
105 S.E. Executive Drive, Suite 13
Bentonville, Arkansas, 72712
Attn:  President

(ii) If to the Consultant:
As set forth on the signature pages below

Any such notice, demand or other communication shall be deemed to have been given on the date personally delivered or as of the date mailed, as the case may be.

IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the Effective Date written above.

Brand Neue Corp.

By:	/s/ Adi Muljo

Its: Chief Executive Officer

Consultant

/s/ John J. Ryan III

Name: John J. Ryan III

Address: